EXHIBIT 10.9

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of April 18, 2005, by and between Datigen.com, Inc., an Utah corporation (the "Company") and Aharon Y. Levinas ("Employee") amends and restates that certain Consulting Agreement (the "Original Agreement"), dated as of March 23, 2005, by and between the Company and Employee.

                                   WITNESSETH:

      WHEREAS, pursuant to the Original Agreement, Employee was retained by the Company as a consultant for the provision of consulting services in connection with the Company's Battery Brain Product (the "Product");

      WHEREAS, pursuant to Section 2(c) of the Original Agreement, Employee is entitled to be provided "all benefits which shall be granted to the Chief Executive Officer of the Company... including without limitation bonuses and stock options;"

      WHEREAS, the Company has retained Jerome Chaney ("Chaney") as Chief Executive Officer pursuant to an Employment Agreement (the "Chaney Employment Agreement"), dated April 1, 2005, and the Company and Employee desire to amend and restate the Original Agreement so that Employee is granted the same benefits that have been granted to Chaney pursuant to the Chaney Employment Agreement;

      WHEREAS, on March 23, 2005, Employee was appointed by the Board of Directors of the Company (the "Board") as Chief Technology Officer of the Company, and the Company and Employee desire to amend and restate the Original Agreement so that Employee is deemed an employee having an employment relationship with the Company as its Chief Technology Officer instead of a consultant having an independent contractor relationship with the Company;

      NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:

      1. Duties and Responsibilities.

            (a) Position. The Company hereby employs Employee as the Chief Technology Officer of the Company, which employment Employee hereby accepts, all in the capacity and on the terms and conditions hereinafter set forth.


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            (b) Duties.  Employee  agrees that during the Term and in accordance with the other terms and provisions hereof, to provide such services as are reasonably required in connection with the Product as are necessary the ongoing development, sales and marketing of the Product. Without limiting the generality of the foregoing, but subject to the other terms and provisions hereof, Employee shall during the Term perform for the Company the following services:

            (i) assistance in negotiations and communications with suppliers, and other customers, clients and vendors of the Product;

            (ii) advice and assistance regarding marketing, public relations, circulation, and similar activities;

            (iii) assistance   with  and  general   liaison  with  the  business
                  community regarding the Product;

            (iv) assistance in identifying, researching and implementing the Product;

            (v) advise the Company on business opportunities related to the Product; and

            (vi) such other services of a similar nature as the Company may reasonably request from time to time.

All activities of Employee shall only relate to the Battery Brain product and no other business or activity.

      2. Compensation.

            (a) Base Salary. During the Term, Employee shall be paid an annual salary (the "Base Salary") as set forth below, which shall be payable monthly, in arrears, on or prior to the 1st day of each month during the Term, commencing on the date hereof. In the event that the Term is extended, the parties shall negotiate the compensation for such additional term.

            i.    During the first year of the Term, $160,000;

            ii.   During the second year of the Term, $200,000;

            iii.  During the third year of the Term, $240,000; and

            iv.   During the fourth year of the Term, $240,000.

            (b) Bonus. In addition to the Base Salary, Employee shall be eligible for a bonus (the "Bonus") of up to Eighty Thousand Dollars ($80,000). The Bonus shall be based on the Company's overall performance and meeting established objectives which shall be submitted by Employee and approved by the Board.


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            (c) Shares.  The Company hereby grants Employee  2,650,000 shares of common stock of the Company. The shares shall vest pro ratably every 3 months over a 3-year period commencing on the date hereof.

            (d) Expenses. The Company, upon presentation by Employee of appropriate documentation, shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in connection with the performance of his duties under this Agreement, including reasonable accommodation expenses during travel required in connection with the performance of Employee's duties. Such reimbursement shall be paid to Employee within five
(5) business days thereafter.

            (e) All benefits which shall be granted to the Chief Executive Officer of the Company shall be granted to Employee, including without limitation bonuses and stock options.

      3. Term.

      The term of this Agreement shall be four years (the "Term") commencing and effective as of the date of the Original Agreement, and, unless sooner terminated as provided in Section 5, shall end on March 23, 2009. The Term may be extended only by mutual consent of the parties.

      4. Termination.

      In the event that prior to the expiration of the Term, the Company terminates the services of Employee, including without limitation, whether such termination is as a result of the death or disability of Employee or for cause, the Company shall pay Employee or his representatives the balance of the payments described in Section 2(a) above. For the avoidance of doubt, the Company further agrees and acknowledges that all payments described in Section 2(a) which have not yet been paid at the time of any termination of the services of Employee shall become immediately due and payable upon the termination. For example, if the Company terminates the services of Employee on the third anniversary of the date hereof, and all payments for the 3-year period have been paid in full, the Company shall owe Employee $240,000 upon the termination.

      5. Non-competition; Non-solicitation.

      During the Term, Employee shall not:

            (i) directly or indirectly own, produce, engage in, be associated with, consult for, or have a financial interest in, or take the initiative in founding or organizing any individual, firm, corporation, limited liability company, partnership, trust, estate, association or other entity engaged in a business competitive with the business of the Company (collectively, a "Competing Business"); provided, however, that the foregoing shall not apply to Employee's ownership of less than five percent (5%) of the capital stock of a company having a class of capital stock which is traded on any national stock exchange; or


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            (ii)  directly  or  indirectly  solicit,  induce or cause (or in any manner attempt to do the same) any individual employed or engaged by the Company or any of its affiliates during the Term to leave such employment or engagement, whether or not such employment or engagement is pursuant to a written contract with the Company or otherwise, or hire or engage any
                  such  individual   (other  than  through  general   employment
                  opportunity solicitations).

      6. Confidentiality; Non-disparagement.

      (a) During the Term, Employee agrees not to reveal or disclose to any person or use for its own benefit, without the consent of the Company, any proprietary or confidential information concerning the Company, the Product or the Company's conduct thereof. Without limiting the generality of the foregoing, Employee agrees not to make any copies of materials containing any such proprietary or confidential information, except with the Company's prior written consent, and that it will return as soon as practicable after the termination of this Agreement all such materials (and copies) of such proprietary or confidential information. This Agreement does not convey to Employee a license in or any proprietary right to such information other than the right to use such information in connection with his provision of the services set forth in Section 1 hereof. For purposes of this Agreement, information shall not be deemed proprietary or confidential if (i) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Employee, (ii) becomes known to Employee through unrestricted disclosure by sources other than the Company having a legal right to disclose such information, or (iii) is already known by Employee at the time of disclosure.

      (b) Employee shall not make, including through an agent, any oral or written statements which are or could reasonably be interpreted to be of a negative or critical nature concerning the Company or its business.

      7. Indemnification.

            (a)  Generally.  The  Company  shall  indemnify  and  hold  harmless
Employee and its officers, directors, shareholders and employees from and against any loss, damage, liability, cost and expense (including attorneys' fees and legal costs) caused to or incurred by it or any of them as a result of third party claims filed against it or any of them and arising out of or resulting from the performance by Employee of the services under Section 1 hereof and/or the use by the Company of any information developed or provided by Employee in the performance of its services under Section 1 hereunder, except for acts which involve the willful misconduct of Employee. In connection with the indemnification under this Section 9, the Company will obtain and maintain adequate levels of liability insurance insuring the performance of Employee during the Term.


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            (b) Directors' and Officers' Liability Insurance.  Employee shall be covered by the directors' and officers' insurance policy to be obtained by the Company. The Company agrees to defend Employee from and against any and all lawsuits initiated against the Company and/or Employee.

      8. Miscellaneous.

      (a) The internal laws of the State of New Jersey, without regard to conflicts or choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

      (b) Neither party to this Agreement may assign, transfer or otherwise dispose of any of its rights in this Agreement or delegate, transfer or otherwise dispose of any of its duties under this Agreement without the prior written consent of the other party, provided, however, that Employee shall have the right to assign this Agreement to another person or entity as long as Employee shall provide the services hereunder. This Agreement shall be binding upon the successors of the parties hereto.

      (c) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

      (d) This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

      (e) Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.


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      (f)   Any notice or other communication  required or permitted to be given under this Agreement must be in writing, will be deemed duly received when delivered in person or when sent by facsimile (with copy of confirmation receipt), or one business day after having been sent by a nationally recognized overnight courier service, addressed as follows (or to such other addresses as a party may designate):

            If to the Company:

                  Datigen.com, Inc.
                  c/o 92 Washington Avenue
                  Cedarhurst, NY 11516
                  Tel:  (516) 569-9629
                  Fax:  9516) 569-5053

            If to Employee:

                  Aharon Y. Levinas
                  8-04 Arnot Place
                  Fair Lawn, NJ 07410
                  Tel:  201-703-1082/201-805-8269

      (g) The language hereof will not be construed for or against any party based solely on that party being the drafting party. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. Where the context permits, the word "including" shall mean "including without limitation" or words to that effect. For the purposes of such construction, this Agreement will be considered as a whole.

      (h)   No  provisions  of  this   Agreement  are  intended,   nor  will  be
            interpreted, to provide or create any third party beneficiary rights.

      (i) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

         [remainder of page intentionally left blank; signatures to follow]


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IN WITNESS  WHEREOF,  the parties have caused this  Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                EMPLOYEE:


                                      /s/ Aharon Y; Levinas
                                      ---------------------
                                      Aharon Y. Levinas


                                DATIGEN.COM, INC.:

                                By:   /s/
                                      ---------------------
                                      Name:
                                      Title:


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